EXHIBIT 99.2

ACIMA HOLDINGS, LLC

Consolidated Financial Statements (Unaudited)
September 30, 2020 and 2019

ACIMA HOLDINGS, LLC
Consolidated Balance Sheets
(Unaudited)

	As of September 30, 2020	As of September 30, 2019

Assets

Cash	$25,407,652	$18,036,364
Lease receivables, net	19,635,267	17,000,142
Leased assets, net	315,430,446	240,563,099
Intangible assets, net	10,966,109	9,399,536
Other assets, net	2,886,965	1,407,934

Total assets	$374,326,439	$286,407,075

Liabilities and Equity

Operating liabilities	$3,685,042	$3,747,885
Lease liabilities	17,696,549	12,252,003
Income tax distribution payable	49,900,000	3,300,000
Sales tax obligation, net	3,654,967	3,654,707
Senior debt	150,000,000	125,000,000
Senior debt deferred costs	—	(547,768)
Junior debt	2,500,000	2,500,000

Total liabilities	227,436,558	149,906,827

Commitments and contingencies

Equity	146,889,881	136,500,248

Total liabilities and equity	$374,326,439	$286,407,075

See notes to consolidated financial statements.	1

ACIMA HOLDINGS, LLC
Consolidated Statements of Operations
(Unaudited)

	For the Nine Months Ended September 30, 2020	For the Nine Months Ended September 30, 2019

Lease portfolio revenues, net	$914,111,811	$618,927,960

Direct lease portfolio costs:
Depreciation of leased assets	692,572,458	476,450,131
Direct lease costs	25,392,503	20,383,006

Total direct lease portfolio costs	717,964,961	496,833,137

Gross profit from lease portfolio	196,146,850	122,094,823

Interest costs:
Senior debt	8,861,293	9,537,909
Junior debt	259,863	391,205

Total interest costs	9,121,156	9,929,114

Net profit from lease portfolio	187,025,694	112,165,709

Operating costs:
Payroll costs, net	21,323,426	16,763,095
Other operating costs	8,494,532	6,326,754
Equity-based compensation	995,007	532,232

Total operating costs	30,812,965	23,622,081

Net income	$156,212,729	$88,543,628

See notes to consolidated financial statements.	2

ACIMA HOLDINGS, LLC
Consolidated Statements of Equity
(Unaudited)

	For the Nine Months Ended September 30, 2020	For the Nine Months Ended September 30, 2019

Beginning equity	$142,345,162	$63,579,522

Equity-based compensation	995,007	532,232

Redemption of equity	(3,235,272)	(62,500)

Distributions	(149,427,745)	(16,092,634)

Net income	156,212,729	88,543,628

Ending equity	$146,889,881	$136,500,248

See notes to consolidated financial statements.	3

ACIMA HOLDINGS, LLC
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended September 30, 2020	For the Nine Months Ended September 30, 2019

Cash flows from operating activities:
Net income	$156,212,729	$88,543,628
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Net change in leased assets:
Purchases of leased assets	(739,365,488)	(538,859,690)
Depreciation of leased assets	692,572,458	476,450,131
Capitalized direct lease costs, net	(144,194)	(756,108)
	(46,937,224)	(63,165,667)
Other amortization:
Amortization of intangible assets	2,473,279	1,853,493
Deferred costs on debt	313,009	704,277
Equity-based compensation	995,007	532,232
	3,781,295	3,090,002
Net changes in other operating accounts:
Lease receivables	1,118,981	(6,452,742)
Other assets	(1,559,227)	(21,681)
Operating liabilities	(976,483)	623,062
Lease liabilities	5,284,470	4,176,942
Sales tax obligation	4,815	(39,876)
	3,872,556	(1,714,295)

Net cash provided by (used in) operating activities	116,929,356	26,753,668

Cash flows from investing activities:
Investment in intangible assets	(3,408,313)	(3,902,441)

Cash flows from financing activities:
Net change in junior debt	—	(2,500,000)
Redemption of equity	(3,235,272)	(62,500)
Distributions	(105,427,745)	(14,392,634)

Net cash provided by (used in) financing activities	(108,663,017)	(16,955,134)

Net change in cash	4,858,026	5,896,093

Beginning cash	20,549,626	12,140,271

Ending cash	$25,407,652	$18,036,364

Supplementary information:
Cash paid for interest	$9,121,156	$9,929,114

See notes to consolidated financial statements.	4

ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements
(Unaudited)

1.Nature of Business and Summary of Significant Accounting Policies
Nature of Business
Acima Credit, LLC was organized as a limited liability company in the State of Utah on March 8, 2013 (Inception). Until January 2017, Acima Credit, LLC was named Simple RTO, LLC and did business as Simple Finance. Acima Holdings, LLC was organized as a limited liability company in the State of Utah on April 20, 2018 and owns 100% of Acima Credit, LLC, and the former ownership group of Acima Credit, LLC was effectively transferred to Acima Holdings, LLC. Acima Solutions, LLC was organized as a limited liability company in the State of Utah on December 28, 2018 and is also 100% owned by Acima Holdings, LLC.

Our consolidated financial statements include the accounts of Acima Holdings, LLC, Acima Credit, LLC, and Acima Solutions, LLC (collectively, the Company). All material intercompany accounts and transactions are eliminated in consolidation. Acima Credit, LLC has historically held all lease activity and continues to hold all merchant point-of-sale lease activity. Acima Solutions, LLC took over all merchant ecommerce lease activity in 2020. Acima Holdings, LLC has essentially no activity.

Headquartered in Salt Lake City, Utah, Acima Credit, LLC offers a lease/purchase program in 46 states to customers of retail stores and merchants as an alternative to traditional financing. Leased assets consist primarily of home furniture, mattresses, appliances, and automobile tires. Under the lease program, lessees enter into a lease agreement, typically with the following basic terms and conditions:

•Periodic payments in fixed amounts
•Lease-to-own term typically approximately twelve months
•Same-as-cash purchase option within 90 days
•Discounted purchase option (65% of unpaid obligation)
•Cancelable anytime

Use of Estimates
Management is required to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The allowance for uncollectable receivables and the reserve for impaired leased assets are significant estimates.

Management estimates the allowance for uncollectable receivables and the reserve for impaired leased assets using statistical methods based on historical payment behaviors, collection trends, and underwriting characteristics. We have long used these methods to underwrite and monitor our lease portfolio and we believe them to be reliable for purposes of determining the necessary allowance and reserve.

For accounts with a regularly scheduled billing that is delinquent by 120 days or more, the related receivables are either charged off as uncollectable or reduced to zero net of the allowance, and the related leased asset is either fully depreciated or reduced to zero net of the reserve.

The provision for uncollectable receivables addressed in Note 2 consists of the net change in the allowance for uncollectable receivables and the amount of all lease receivables charged off during the period. The provision for unrecoverable leased assets addressed in Note 3 consists of the net change in the reserve for impaired leased assets, which acts to temporarily accelerate depreciation.

Concentrations of Credit Risk
The Company is exposed to the credit risk associated with its leases. If the Company’s customers quit making payments as contractually provided in their lease arrangements, the related lease receivables may not be collectable, and the related net leased assets may not be recoverable. The Company is also exposed to the credit risk associated with its cash balances that either are not insured or that exceed Federally insured limits.

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ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements - Continued
(Unaudited)

1.Nature of Business and Summary of Significant Accounting Policies Continued
Lease Portfolio Income Recognition
Lease portfolio revenues consist of revenues earned from the lease or sale of leased assets. Revenues from the lease of leased assets is earned on a straight-line basis over the term of the lease, commencing once the lessee signs the lease agreement and receives the leased asset and the Company funds the lease, and ending when final payment is made. Revenues from the sale of leased assets (purchase option) is recognized upon receipt of the proceeds from sale.

Scheduled lease payments are considered receivable when billed. Lease payments received in excess of amounts billed are recognized as lessee deposits. For leases where lease revenues earned exceed the amounts billed, the excess is recognized as unbilled revenues earned. For leases where amounts billed exceed the lease revenues earned, the excess is recognized as unearned revenues billed.

The lease receivables line item in the consolidated balance sheets consists of billed and uncollected lease payments, unbilled revenues earned, and unearned revenues billed, less the allowance for uncollectable receivables. The lease liabilities line item in the consolidated balance sheets consists of lessee deposits, and sales taxes collected and held for remittance.

Servicing fees (e.g., late fees and insufficient-fund fees) and other lease income are recognized upon receipt.

Leased Assets
Leased assets are recorded at cost less accumulated depreciation and the reserve for impairment. Leased assets are depreciated on a straight-line basis over the term of the lease (generally twelve months). When leased assets are sold (purchase option) or the related accounts are settled or charged off, the remaining net cost is fully depreciated.

Direct Lease Costs
Direct lease costs consist of commissions and sales wages directly related to successful lease originations, plus the portion of processing, audit, and credit reporting costs spent on successful lease originations. Direct lease costs are capitalized with leased assets and amortized in a pattern that mirrors the depreciation of leased assets.

Intangible Assets
Intangible assets consist predominantly of the cost of developing internal-use software systems used to manage the Company’s lease operations. The cost of development deemed capitalizable under US generally accepted accounting principles (US GAAP) is capitalized in monthly tranches, and each month’s tranche is amortized on a straight-line basis over five years, which is the estimated average useful life of new systems development before it is superseded by new development. The internal-use software systems are evaluated for impairment. Impairment loss is recognized if the net carrying amount of an internal-use software system exceeds the undiscounted sum of cash flows expected to result from its use and disposition. Through September 30, 2020, no impairment has been recognized.

Fair Value of Financial Instruments
Our financial instruments include cash, receivables, payables, senior debt, and junior debt. The carrying amounts of cash, receivables, and payables approximate fair value because of the short maturities of these instruments. The interest rates on the senior debt are variable and so the carrying value approximates fair value. The junior debt is due on demand and so the carrying amount approximates fair value.

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ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements - Continued
(Unaudited)

1.Nature of Business and Summary of Significant Accounting Policies
Income Taxes
As a limited liability company, taxable income or loss from the Company is allocated to its members. Therefore, no provision or liability for income taxes has been included in the financial statements.

Continued
Sales Tax
In jurisdictions that require sales tax to be levied on lease payments received from the lessee, sales tax collected from the lessee is recognized as a liability until remitted, and no sales tax expense is recognized. In jurisdictions that require sales tax to be levied on the purchase of leased assets, sales tax has been capitalized as part of the cost of the leased assets.

Prior to March 1, 2017, sales tax was paid on the purchase of leased assets in all jurisdictions. For any lease executed prior to March 1, 2017 in jurisdictions that instead require sales tax to be levied on lease payments received from the lessee, the Company did not charge the lessee sales tax on lease payments, but has instead chosen to recognize a sales tax obligation, resulting in the recognition of expense.

Subsequent Events
The Company has evaluated, for potential accounting and disclosure, events and transactions occurring after September 30, 2020 through January 14, 2021, the date these consolidated financial statements were available to be issued.

2. Lease Receivables	Lease receivables consist of the following:

	As of September 30, 2020	As of September 30, 2019

Billed lease receivables	$31,590,700	$36,993,214
Unbilled revenues earned	18,542,261	13,732,133
Unearned revenues billed	(5,324,369)	(4,436,794)
Allowance for uncollectability	(25,173,325)	(29,288,411)

Lease receivables, net	$19,635,267	$17,000,142

The provisions for uncollectable receivables totaling $106,871,739 and $88,790,543 for the nine months ended September 30, 2020 and 2019, respectively, were netted against lease portfolio revenues. Lease receivables charged off totaled $114,404,690 and $80,663,620 for the nine months ended September 30, 2020 and 2019, respectively.

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ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements - Continued
(Unaudited)

3. Leased Assets	Leased assets consist of the following:

	As of September 30, 2020	As of September 30, 2019

Leased assets	$501,456,498	$399,214,026
Accumulated depreciation	(176,704,830)	(143,389,888)
Reserve for impairment	(16,069,406)	(21,331,854)
	308,682,262	234,492,284

Direct lease costs	19,519,612	16,428,156
Accumulated amortization	(12,771,428)	(10,357,341)
	6,748,184	6,070,815

Leased assets, net	$315,430,446	$240,563,099

The reserve for impairment is temporarily provided against unrecoverable leased assets until the leased asset becomes recoverable or fully depreciates. The provisions (recoveries) for unrecoverable leased assets totaling $(7,151,191) and $5,101,664 for the nine months ended September 30, 2020 and 2019, respectively, were added to (subtracted from) the depreciation of leased assets.

Direct lease costs consist of the capitalized cost of sales commissions and rebates; sales, processing, and underwriting wages; and consumer credit information. Direct lease costs totaling $14,545,966 and $12,477,467 were capitalized in the nine months ended September 30, 2020 and 2019, respectively.

4. Intangible Assets	Intangible assets consist of the following:

	As of September 30, 2020	As of September 30, 2019

Internal-use software systems	$19,426,467	$14,658,332
Accumulated amortization	(8,460,358)	(5,258,796)

Intangible assets, net	$10,966,109	$9,399,536

Internal-use software systems consist of the capitalized cost of employed software developers. Development costs totaling $3,408,313 and $3,902,441 were capitalized in the nine months ended September 30, 2020 and 2019, respectively.

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ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements - Continued
(Unaudited)

5. Lease Liabilities	Lease liabilities consist of the following:

	As of September 30, 2020	As of September 30, 2019

Customer deposits held	$12,672,248	$7,654,841
Sales tax collected and payable	5,024,301	4,597,162

Lease liabilities	$17,696,549	$12,252,003

6. Borrowings	Senior debt consists of the following:

	As of September 30, 2020	As of September 30, 2019

Senior Debt * Comvest debt facility, borrowings limited to 69% of eligible receivables** limited to $150 million, interest paid monthly at LIBOR plus 6%, principal and unpaid interest is due April 26, 2021	$150,000,000	$125,000,000

Senior debt deferred costs	—	(547,768)

Net senior debt	$150,000,000	$124,452,232

*The senior debt is secured by the Company’s leases, its assets, and the members’ ownership in the Company. The senior debt is senior in priority to the junior debt. The Company is in compliance with its senior debt covenants.

**Eligible receivables are defined as the sum of the cost of all leased assets originated in the trailing 12 months multiplied by 127.5%, minus the sum of all lease payments received related to the leased assets originated in the trailing 12 months, subject to certain concentration limits.

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ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements - Continued
(Unaudited)

6. Borrowings Continued	Junior debt consists of the following:

	As of September 30, 2020	As of September 30, 2019

Junior Debt *** Notes payable to the CEO (and principal owner) with principal due on demand: Interest at 15% paid monthly	$2,000,000	$2,000,000

Interest at 10% paid monthly	500,000	500,000

Total junior debt	$2,500,000	$2,500,000

***All junior debt is unsecured and subordinated to the senior debt. In the event any payment is made on junior debt, the Company must remain in good standing with the senior debt (no event of default).

As of September 30, 2020, total borrowings come due as follows:

Junior debt due on demand	$2,500,000
Senior debt due April 26, 2021	150,000,000

$152,500,000

7. Contingencies
In the ordinary course of the Company’s operations, the Company may be subject to contingent losses as a result of claims or assessments. As of September 30, 2020, management believes no known asserted claim or assessment will have a significant effect on the financial position or operations of the Company. It is too early to determine whether any unasserted claim or assessment will have a significant effect on the financial position or operations of the Company.

8. Equity and Equity-Based Compensation
The Company’s equity consists of Class A and Class B Units. There is no meaningful difference between the two classes of equity, in terms of preferences or otherwise, except that Class A Units represent capital interests and Class B Units represent profits interests. Class A Units were issued to founders and investors, and Class B Units were issued to certain key employees. As of September 30, 2020, Class A and Class B Units totaled 198,804,633 and the Company was authorized to issue additional Class B Units totaling 1,195,367.

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ACIMA HOLDINGS, LLC
Notes to Consolidated Financial Statements - Continued
(Unaudited)

8. Equity and Equity-Based Compensation Continued	Equity transactions consist of the following (in units):

	As of and For the Nine Months Ended September 30, 2020	As of and For the Nine Months Ended September 30, 2019

Class A Units:
Number of units	178,236,600	178,236,600

Class B Units:
Beginning number of units	19,099,978	20,099,978
Issuances as incentives	4,230,000	650,000
Forfeitures of unvested	(734,167)	(104,167)
Redemptions	(2,027,778)	(45,833)
Ending number of units	20,568,033	20,599,978

Total number of units	198,804,633	198,836,578

Equity-based compensation totaled $995,007 and $532,232 for the nine months ended September 30, 2020 and 2019, respectively.
9. Premises Rent	On February 7, 2020, the Company entered into a lease agreement to rent premises in Draper, Utah for a period of 66 months. Minimum rents come due after September 30, 2020 as follows:

In the years ending December 31:
2020	$155,199
2021	2,131,866
2022	2,195,821
2023	2,261,688
2024	2,329,529
2025	1,994,595

$11,068,698

In February 2016, the Financial Accounting Standards Board issued its new lease accounting guidance in ASU No. 2016-02, Leases (Topic 842). Starting for the annual period ending December 31, 2021, this guidance will require the Company to recognize its obligation to make future premises lease payments as a liability, and to recognize its right to use the leased premises as an asset, in the consolidated balance sheets. Currently, no premises lease liability or premises right-of-use asset is presented in the consolidated balance sheets.

Amortization of the premises right-of-use asset shall be patterned such that, when combined with Interest accrued on the premises lease liability, the combined lease cost behaves as a single lease cost recognized on a straight-line basis over the term of the lease. Currently, premises rent is already recognized on a straight-line basis over the term of the lease. The Company has the option to renew the premises lease for an additional five years.

10. Subsequent Event	On December 20, 2020, the Company entered into a definitive agreement to be acquired by Rent-A-Center (NASDAQ: RCII). Total consideration consists of $1.273 billion in cash and approximately 10.8 million shares of Rent-A-Center common stock valued at $377 million at the time of signing. Regulatory approval is required before the acquisition is closed. Regulatory approval remains outstanding as of January 14, 2021, the date these consolidated financial statements were available to be issued.

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